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                                                                     EXHIBIT 5.1

                 [PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]

                                December 14, 2000

Apartment Investment and Management Company
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado  80222

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement of the Company on Form S-3 (Registration No. 333-50742) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") of 3,644,312 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         The Shares (plus such additional shares as may be issued pursuant to certain antidilution and market formula provisions) may be issued by the Company from time to time as follows:

                  (a) up to 1,904,800 Shares upon conversion of up to 4,000,000 shares of Class N Convertible Cumulative Preferred Stock (the "Class N Preferred Shares") of the Company tendered for conversion into Common Stock and subsequently offered for sale from time to time by certain stockholders (the "Conversion Shares"),

                  (b) up to 1,267,381 Shares (rounded) in exchange for up to 67,736.51 common and 1,934,293.71 preferred limited partnership units


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Apartment Investment and Management Company
December 14, 2000
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         (the "OP Units") of AIMCO Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the "OP Exchange Shares"),

                  (c) up to 454,558 Shares (rounded) in exchange for up to 215 Foxchase I limited partnership units (the "FAA I Units") of First Alexandria Associates Limited Partnership, a Virginia limited partnership (the "FAA Partnership"), tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the "FAA I Exchange Shares"), and

                  (d) up to 17,573 Shares (rounded) in exchange for up to 3.75 Foxchase II limited partnership units (the "FAA II Units") of the FAA Partnership, tendered for exchange and subsequently offered for sale from time to time by certain stockholders (the "FAA II Exchange Shares").

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a)    the Registration Statement,

                  (b)    the Charter and By-Laws of the Company,

                  (c) the Agreement of Limited Partnership of the Operating Partnership, as amended to date (the "OP Partnership Agreement"),

                  (d) the Agreement of Limited Partnership of the FAA Partnership, as amended to date (the "FAA Partnership Agreement"),

                  (e) the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares,

                  (f) a Certificate of the Secretary of the Company (the "Certificate"), and

                  (g) such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.


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Apartment Investment and Management Company
December 14, 2000
Page 3

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

                  (1) The Conversion Shares to be issued upon conversion of the Class N Preferred Shares tendered for conversion have been duly authorized and, upon conversion of such Class N Preferred Shares in accordance with the terms of the Charter and issuance and delivery of stock certificates representing the Conversion Shares, will be validly issued, fully paid, and non-assessable.

                  (2) The OP Exchange Shares to be issued in exchange for the OP Units tendered for exchange have been duly authorized and, upon exchange of such OP Units in accordance with the terms of the OP Partnership Agreement and issuance and delivery of stock certificates representing the OP Exchange Shares, will be validly issued, fully paid, and non-assessable. Some of the OP Exchange Shares to be issued have been computed based upon assumed marked values at the time of the exchange. The actual number of such OP Exchange Shares will change as market values change.


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Apartment Investment and Management Company
December 14, 2000
Page 4

                  (3) The FAA I Exchange Shares to be issued in exchange for the FAA I Units tendered for exchange have been duly authorized and, upon exchange of such FAA I Units in accordance with the terms of the FAA Partnership Agreement and issuance and delivery of stock certificates representing the FAA I Exchange Shares, will be validly issued, fully paid, and non-assessable.

                  (4) The FAA II Exchange Shares to be issued in exchange for the FAA II Units tendered for exchange have been duly authorized and, upon exchange of such FAA II Units in accordance with the terms of the FAA Partnership Agreement and issuance and delivery of stock certificates representing the FAA II Exchange Shares, will be validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that (i) the OP Units have been validly issued by the OP Partnership, (ii) the FAA I Units have been validly issued by the FAA Partnership, (iii) the FAA II Units have been validly issued by the FAA Partnership, and (iv) the issuance of the Shares will not cause (A) the Company to issue shares of Class A Common Stock in excess of the number of shares of such class authorized by the Company's Charter at the time of issuance of the Shares and (B) any person to violate any of the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit provisions of the Company's Charter. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,



                                          /s/ Piper Marbury Rudnick & Wolfe LLP